As filed with the Securities and Exchange Commission on Mar 18, 2000
                           Commission File Number

                        SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                                       FORM SB-2
                               REGISTRATION STATEMENT
                              Under The Securities Act of 1933

                           Village I Acquisition Corporation
Florida                                               65-0965501
(State or other    (Primary Standard Industrial    (I.R.S. Employer
jurisdictions       Classification Code Number)  Identification number)
of incorporation
or organization

                          580 Village Boulevard, Suite 140
                             West Palm Beach, FL 33409
                            Telephone:  (561) 689-1611
   (Address and telephone number of registrant's principal executive offices and principal place of business.)
                                  Jack Augsback
                        580 Village Boulevard, Suite 140
                             West Palm Beach, FL 33409
                                 (561) 689-1611
         (Name, address and telephone number of agent for service.)
                            with copies to:
                            Jody M. Walker
                            Attorney At Law
                       7841 South Garfield Way
                       Littleton, Colorado 80122

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the
Securities Act of 1933, check the following box:   | x |

                       CALCULATION OF REGISTRATION FEE
Title of each                              Proposed       Proposed       Amount of
class of                 Amount to be      offering       aggregate     registration
securities                registered        price       offering price     fee
common stock
 $.001 par value           5,000,000        $ .20        $1,000,000       $  278.00
common stock(1)              855,500        $ .20          $171,100       $   47.57
                           5,855,000                     $1,171,000       $  325.57

 (1)Represents common stock being registered on behalf of Selling Security Holders.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Preliminary Prospectus Dated March 18, 2000
SUBJECT TO COMPLETION

                      5,000,000 common shares
                       $.20 per common share
     855,500 common shares on behalf of selling security holders
                   VILLAGE I ACQUISITION CORPORATION
The Offering
                    Per Share         Total
Public Price          $.20            $1,000,000*
Proceeds to Village   $.20            $1,000,000*

*If the Offering is conducted through a National Association of Securities Dealers, Inc. member firm, standard NASD commissions will be paid.

This is our initial public offering, and no public market currently
exists for our shares.   The offering price may not reflect the market
price of our shares after the offering.

Our employees, officers and directors are offering the common shares on a best efforts basis.

We will not receive any cash or other proceeds in connection with the subsequent sale by selling security holders.

Each selling security holder may be deemed to be an underwriter under the Securities Act of 1933.

Consider carefully the risk factors beginning on page 10 in this prospectus.

Neither the SEC nor any state securities commission has approved these common shares or determined that this prospectus is accurate or
complete.   Any representation to the contrary is a criminal offense.
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed
with the Securities and Exchange Commission is effective.   This
prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

  The date of the prospectus is March 18, 2000.

            TABLE OF CONTENTS
PROSPECTUS SUMMARY                                5
RISK FACTORS                                      5
SELLING SECURITY HOLDERS                          7
TERMS OF THE OFFERING                             8
USE OF PROCEEDS                                  10
DILUTION                                         10
VILLAGE                                          10
PLAN OF OPERATION                                16
MANAGEMENT                                       16
PRINCIPAL SHAREHOLDERS                           17
CERTAIN TRANSACTIONS                             18
SHARES ELIGIBLE FOR FUTURE SALE                  18
MARKET FOR REGISTRANT'S COMMON EQUITY            18
DESCRIPTION OF SECURITIES                        19
INDEMNIFICATION                                  19
LEGAL MATTERS                                    19
LEGAL PROCEEDINGS                                19
ADDITIONAL INFORMATION                           20
EXPERTS                                          20
INTERESTS OF NAMED EXPERTS AND COUNSEL           20
FINANCIAL STATEMETNS                             20

                        PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information, financial statements and notes to the financial statements including the notes thereto appearing elsewhere in this prospectus.

Village Our executive offices are located at 580 Village Boulevard, Suite 140, West Palm Beach, Florida
                     33409.   These offices consist of 500
                     square feet, which are provided by one of our
                     officers for $100.   Our telephone number is 561-
                     689-1611.

Corporate
  Operations.       We are a development stage company.  Our business
                    shall be to seek to effect a merger, exchange of capital stock asset acquisition or other similar business combination with an operating or development stage business.

	           We shall not engage in any substantive commercial
                    business immediately following this offering and for an indefinite period of time following this offering.

Rule 419
  Offering We are a blank check issuer (a company that has no specific business plan or has indicated that their plan is to engage in a merger or acquisition with an unidentified company).

	          SEC rules require that we deposit the net offering
                   proceeds into an escrow account until
                      - We execute an agreement for a acquisition. We successfully get 80% of the investors of this
offering to notify us in writing to   reconfirm
your investment, and
                      -   An acquisition is consummated.

Financial
 Constraints        We current have only no working capital and will
                    require the successful sale of the shares in this offering to implement our business plan.

Sales by Selling
Security Holders.  We are registering common shares on behalf of selling security holders in this prospectus. We will not receive any cash or other proceeds in connection
                   with the subsequent sale.   We are not selling any
                   common shares on behalf of selling security holders and have no control or affect on these selling security holders.
Market for
Common Stock      We currently have no active trading market for our
                  securities.   We cannot assure you that an active
                  trading and/or a liquid market will develop in our securities.


Transfer Agent    We shall act as our own transfer agent until we find
                  a merger or acquisition candidate.


                       RISK FACTORS

1. We have no operating history and will not pursue any operations until we locate a merger or acquisition candidate.

Since our recent incorporation, we have been performing only administrative operations to pursue this offering. To date, we have an operating loss of ($550) for the period from inception to December 31, 1999.

2.   We do not intend to make a market in our securities until we have
consummated a merger or acquisition.   If our common stock has no
active trading market, you may not be able to sell your common shares at all.

We do not have a public market for our common shares. Many states have enacted statutes, rules and regulations limiting the sale of securities of blank check companies in their jurisdictions. We do not intend to undertake any efforts to cause a market to develop in our securities until we consummate a merger or acquisition. We cannot assure you that a public market will ever develop even if we successfully locate a merger or acquisition candidate. Consequently, you may not be able to liquidate your investment in the event of an emergency or for any other reason.

3. If we cannot afford the cost of being a public company, we may not remain current in our filings and you may not be able to trade your stock.

Given our limited financial abilities, we may not be able to absorb the costs of preparing and filing the necessary documents with the
Securities and Exchange Commission.   If we attempt to remain current
in our filings, we may not be able to commence operations or achieve
profitability.   We estimate that it would cost approximately $4,000 to
$5,000 per year in legal and accounting fees to comply under the '34
Act.

4. If we cannot find a suitable merger or acquisition candidate, we may not be able to commence operations.

We have not entered into any current negotiations regarding an
acquisition or merger.    Even if we locate a suitable candidate, we
may not be able to successfully commence operations due to the other costs involved, such as costs involving filing a post effective amendment, etc.

5.   If a sufficient number of investors do not reconfirm their
investment, we will have to return your investment.   You will probably
not receive all of your initial investment.

We cannot consummate a business combination with a target business unless we can convince 80% of the investors in this offering to
reconfirm their investment.   If an insufficient number of investors
reconfirm their investment, we will have to return the funds in escrow
to investors on a pro-rata basis.   We will likely spend up to 10% of
the proceeds prior to that time and investors will receive only a portion of the funds originally invested.

6. We have no funds and do not have full-time management that can conduct a complete and exclusive investigation and analysis of any
target merger or acquisition candidate.   We may not find a suitable
candidate.

It is impracticable to conduct a complete and exclusive investigation and analysis of any target business with no funds. Our management decisions will likely make decisions without detailed feasibility studies, independent analysis or market surveys.

7. We do not meet the requirements for our stock to be quoted on NASDAQ and the tradability in our stock will be limited under the penny stock regulation.

If the trading price of our common stock is less than $5.00 per share, trading in the common stock would also be subject to the requirements
of Rule 15g-9 under the Exchange Act.   Under this rule, broker/dealers
who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a "penny stock", including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. Such requirements severely limit the liquidity of the common stock in the secondary market because few broker or dealers are likely to undertake such compliance activities. Generally, the term penny stock refers to a stock with a market price of less than $5.00 per share.

8. The selling shareholders may have liability because of their status as underwriters.

Under the Securities Act of 1933, the selling security holders will be considered to be underwriters of the offering. The selling security holders may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters.


        SELLING SECURITY HOLDERS

Village shall register pursuant to this prospectus 855,500 common shares currently outstanding for the account of the following individuals or entities. The percentage owned prior to and after the offering reflects all of the then outstanding common shares. The amount and percentage owned after the offering assumes the sale of all of the common shares being registered on behalf of the selling security holders.

Name                           Amount         Total Number     % Owned         Number of         % Owned
                                Being            Owned          Prior to      Shares Owned         After
                              Registered      Currently        offering      After offering      offering
Jack Augsback                  147,500        552,500(1)          64.56%            0                 0%
Jo Ann Augsback                 15,000         15,000             1.53%            0                 0%
Tammy L. Augsback                5,000          5,000              .51%            0                 0%
Authony Amrhein                  5,000          5,000              .51%            0                 0%
Timothy Augsback                 5,000          5,000              .51%            0                 0%
Terry L. Benavente               5,000          5,000              .51%            0                 0%
Jack Augsback as custodian
  For Javier C. Benavente        2,500          2,500              .26%            0                 0%
Jack Augsback as custodian
   Alexandria J. Benavente       2,500          2,500              .26%            0                 0%
Jack Augsback as custodian
   Jeremy J. Benavente           2,500          2,500              .26%            0                 0%
Patricia A. Kelly                5,000          5,000              .51%            0                 0%
Todd J. Amrhein                  5,000          5,000              .51%            0                 0%
Patrica A. Kelly as custodian
  For Jeffrey Kely               1,000          1,000              .10%            0                 0%
Patrica A. Kelly as custodian
  For Alicia Kelly               1,000          1,000              .10%            0                 0%
Edna Hockney                     5,000          5,000              .51%            0                 0%
Debra L. Shaw                    5,000          5,000              .51%            0                 0%
Debra L. Shaw as custodia
   For Sara Shaw                 1,000          1,000              .10%            0                 0%
Charito Augsback                 2,500          2,500              .26%            0                 0%
Jack Augsback as custodian
   For Donald Rodriguez            500            500              .05%            0                 0%
Jack Augsback as custodian
   Jennifer Ramos                  500            500              .05%            0                 0%
Jack Augsback as custodian
   Theresa Augsback                500            500              .05%            0                 0%
Jack Augsback as custodian
   For James Augsback              500            500              .05%            0                 0%
Janie Koch                       2,500          2,500              .26%            0                 0%
Jack Augsback & Co. Ltd.       150,000        150,000            15.31%            0                 0%
Jack Augsback & Assoc., Inc.   245,000        245,000            25.00%            0                 0%
Jody Walker, Esquire            25,000         25,000             2.55%            0                 0%
Mark V. Stys                    52,500         52,500             5.36%            0                 0%
Carolyn Stys                    15,000         15,000             1.53%            0                 0%
Mark V. Stys as custodian for
   J. Robert Stys                5,000          5,000              .51%            0                 0%
Mark V. Stys as custodian for
   Matthew R. Stys               5,000          5,000              .51%            0                 0%
Mark V. Stys as custodian for
   Michael V. Stys               5,000          5,000              .51%            0                 0%
Cynthia Wilcox                     500            500              .05%            0                 0%
Michael Wilcox                     500            500              .05%            0                 0%
Cynthia Wilcox as custodian
   For Sara Wilcox                 500            500              .05%            0                 0%
Cynthia Wilcox as custodian
   For Lindsay Wilcox              500            500              .05%            0                 0%
Michele O'Neill                    500            500              .05%            0                 0%
Michele O'Neill as custodian
   For Nicholas O'Heill            500            500              .05%            0                 0%
Glenn O'Neill                      500            500              .05%            0                 0%
Anna Stys                          500            500              .05%            0                 0%
Gerald Stys                        500            500              .05%            0                 0%


Jeff Stys                          500            500              .05%            0                 0%
Patricia Kachinsky                 500            500              .05%            0                 0%
Robert Kachinsky                   500            500              .05%            0                 0%
Amy Alessi                         500            500              .05%            0                 0%
Nick Alessi                        500            500              .05%            0                 0%
Beth O'Brien                       500            500              .05%            0                 0%
Kevin O'Brien                      500            500              .05%            0                 0%
Lisa Hickey                        500            500              .05%            0                 0%
Lisa Hichey as custodian
  For Jake Hickey                  500            500              .05%            0                 0%
William Hickey                     500            500              .05%            0                 0%
Jean De Menton                  10,000         10,000             1.02%            0                 0%
BMJ Partners                    10,000         10,000             1.02%            0                 0%
JHS Associates, Inc.            20,000         20,000             2.04%            0                 0%
Phillip Lewis                   50,000         50,000             5.84%            0                 0%
Beverly Lewis                   10,000         10,000             1.02%            0                 0%
Brandon Lewis                    5,000          5,000              .58%            0                 0%
Cheryl Lewis                     5,000          5,000              .58%            0                 0%
Cheryl Lewis as custodian
   For Dillon Lewis              2,000          2,000              .23%            0                 0%
Nancy Tomasetti                    500            500              .05%            0                 0%
Sandra Tomasetti                   500            500              .05%            0                 0%
Sandra Tomasetti as custodian
   For Laura Gaston                250            250              .03%            0                 0%
Laura Rabin Miller                 500            500              .05%            0                 0%
Laura Raybin Miller as custodian
   For Adam Raybin                 250            250              .03%            0                 0%
Barbara Levine                     250            250              .03%            0                 0%
Ellen Mulcahy                      500            500              .05%            0                 0%
Robert Mulcahy                     250            250              .03%            0                 0%
Beth Mulcahy                       250            250              .03%            0                 0%
Laura Raybin Miller as custodian
   For Raquel Grando               250            250              .03%            0                 0%
Laura Raybin Miller as custodian
   For Stacey Grando               250            250              .03%            0                 0%
Matthew Pirinea                    500            500              .05%            0                 0%
John Bergonzi                      250            250              .03%            0                 0%
Gerald Bergonzi                    250            250              .03%            0                 0%
Geraldine Bergonzi                 250            250              .03%            0                 0%
Gerald Bergonzi as custodian
   For Giancario Bergonzi          250            250              .03%            0                 0%
Cheri C. Simon                   5,000          5,000              .58%            0                 0%
Terri A. Messner                  5,000          5,000              .58%            0                 0%

                       TERMS OF THE OFFERING

Rights and Protections under Rule 419

  Escrow of 90% of the proceeds of this offering

Upon completion of the offering, we shall place 90% of the net proceeds in an escrow account and all securities to be issued in this offering
with                   , as escrow agent until the earlier of

-    We execute an agreement for a acquisition.
- We successfully get 80% of the investors of this offering to notify us in writing to reconfirm your investment, and
-    An acquisition is consummated.

   Escrowed Funds not to be used for salaries or reimbursable expenses

The escrow agent will disburse any funds for the payment of salaries or reimbursement of expenses incurred on our behalf by our officers and
directors.     In no event will we be able to utilize the escrowed
funds other than for the purpose of the implementation of a business combination.

   Updating of this registration statement

Once we reach an agreement for an acquisition or merger, we will update the registration statement with a post-effective amendment that contains information about:

   - the propose acquisition candidate(s) and its business including audited financial statements
   -   results of this offering;

   -   use of proceeds disbursed from the escrow account, and
   -   terms of the reconfirmation offer

   Reconfirmation offering

We must commence the reconfirmation offer within five business days
after the effective date of the post-effective amendment.   Pursuant to
Rule 419, the terms of the reconfirmation offer must include:
   - we will send the prospectus contained in the post-effective amendment to each investor whose securities are held in the escrow account.
   - we must return the pro rata portion of the escrowed funds, including any related interest or dividends, to any investor who does not provide use with written notification of their reconfirmation within 45 business days following the effective date. We will return the funds to these investors within five business days by first class mail or other equally prompt means;
   - we can consummate the acquisition only if investors having contributed 80% of the maximum offering proceeds elect to reconfirm their investments; and
   - we must return the escrowed funds to investors on a pro rata basis within five business days by first class mail or other equally prompt means if we do not consummate an acquisition within 18 months from the date of this prospectus.

Plan of Distribution.    Our officers and directors are selling the
common shares.   We shall received no commission or other offering
renumeration.  All officers and directors will participate in the
selling efforts.   Those officers and directors are Mark Stys, Jack

Augsback and Carolyn Stys.   Selected registered broker-dealers may
sell our stock.   We shall pay them a 10% commission.
Pursuant to a written agreement, each of the officers, directors and 10% or more beneficial shareholders have agreed:

   - not to actively negotiate for or otherwise consent to the disposition of any portion of their common stock at a per share price difference than that offered by us.

   - Cause any of our securities to be sold by any officers, directors, greater than 10% shareholders or persons who may be deemed promoters, except as may otherwise be made in permitted market transactions without giving all of our shareholders.

Additionally, we shall not borrow funds to be used directly or indirectly to
   -   purchase any of the shares owned by our management, or
   - make payments to our promoters, management or their affiliates or associates.

No member of management, promoter or anyone acting at their direction is expected to recommend, encourage or advise investors to open brokerage accounts with any broker-dealer that is obtained to make a market in our securities.

We will disseminate information regarding any broker-dealers that make a market in our securities in the future, if any, to our shareholders as part of ongoing communication.

Arbitrary determination of the offering price.   We determined the
offering price of the common shares arbitrarily.   The offer price has
no relationship to any traditional or established criteria of value.

Village is not selling any common shares on behalf of selling security holders and has no control or affect on the common shares being registered on behalf of these selling security holders.

Our common shares are not traded currently on the over-the-counter
market.   The selling security holders may sell their common shares in
one or more transactions.   These may include "block" transactions in
the over-the-counter market, if one develops, in negotiated transactions or in a combination of such methods of sales, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

The selling security holders may effect such transactions by selling the common shares directly to purchasers, or may sell to or through agents, dealers or underwriters designated from time to time, and such agents, dealers or underwriters may receive compensation in the form of discounts, concessions or commissions from the selling security holders and/or the purchaser(s) of the common shares for whom they may act as agent or to whom they may sell as principals, or both.

The selling security holders and any agents, dealers or underwriters that act in connection with the sale of the common shares might be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, and any discount or commission received by them and any profit on the resale of the common shares as principal might be deemed to be underwriting discounts or commissions under the Securities Act.

Village is not aware of any current or future plans, proposals, arrangements or understandings by any selling security holders to distribute their registered shares of common stock of Village to their respective outstanding shareholders or partners.

Village is not aware of any plans, arrangements or understandings by any selling security holders to sell their registered shares of common stock to any particular individual(s) or to use such registered shares to satisfy contractual obligations.

Village will receive no portion of the proceeds from the sale of the common shares by the selling security holders and will bear all of the costs relating to the registration of this offering (other than any
fees and expenses of counsel for the selling security holders).   Any
commissions, discounts or other fees payable to a broker, dealer, underwriter, agent or market maker in connection with the sale of any of the common shares will be borne by the selling security holders.

Offering Period.   This offering will terminate on or before
December 31, 2000.

                               USE OF PROCEEDS

We shall receive net proceeds of $900,000, after deducting commissions. Expenses associated with this offering are expected to be approximately $32,500.

Ninety percent of the net proceeds ($810,000) will be held in the
escrow account established under Rule 419.   The proceeds not held in
the escrow account ($90,000) will be used in the following order of priority.

   - to pay for business, legal and accounting due diligence expenses incurred in connection with evaluation of prospective business combinations
   - for general and administrative expenses, including legal and accounting fees and administrative support expenses incurred in connection with our reporting obligations with the SEC
   -  for expenses related to this offering estimated to be $32,500.


                               DILUTION

Persons purchasing common shares in this offering will suffer a substantial and immediate dilution to the net tangible book value of
their common shares below the public offering price.   After the sale
of all offered common shares, we would have a net tangible book value of approximately $.15 resulting in dilution of 75%.

Further Dilution. We may issue additional restricted common shares pursuant to private business transactions. Any sales under Rule 144 after the applicable holding period may have a depressive effect upon the market price of the Company's common shares and investors in this offering upon conversion.


                        VILLAGE

Village's executive offices are located at 580 Village Boulevard, Suite 140, West Palm Beach, Florida. Our telephone number is 561-689-1611. These offices consist of 500 square feet, which are provided by Jack Augsback, an officer of Village for a fee of $100. Mr. Augsback is under no obligation to continue providing office space for this minimal amount.

Village is in the early developmental and promotional stages. To date Village's only activities have been organizational ones, directed at developing its business plan and raising our initial capital.
Village has not commenced any commercial operations. Village has no
employees and owns no real estate.   Village can be defined as a blank
check company whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

As part of our business plan, this Company shall file a form 8-A on a voluntary basis in order to become subject to the reporting requirements of the Securities Exchange Act of 1934.

Another aspect of our business plan which we intend to implement after this registration statement becomes effective, is to seek to facilitate the eventual creation of a public trading market in its
outstanding securities.   Village's business plan is to seek,
investigate, and, if warranted, acquire one or more properties or businesses, and to pursue other related activities intended to enhance shareholder value.

The acquisition of a business opportunity may be made by purchase, merger, exchange of stock, or otherwise, and may encompass assets or a business entity, such as a corporation, joint venture, or partnership. Village has very limited capital, and it is unlikely that Village will be able to take advantage of more than one such business opportunity.

Village intends to seek opportunities demonstrating the potential of long-term growth as opposed to short-term earnings. At the present time Village has not identified any business opportunity that it plans to pursue, nor has Village reached any agreement or definitive understanding with any person concerning an acquisition.

It is anticipated that Village's officers and directors will contact broker-dealers and other persons with whom they are acquainted who are involved in corporate finance matters to advise them of Village's existence and to determine if any companies or businesses they represent have an interest in considering a merger or acquisition
with Village.    We cannot assure you that Village will be
successful in finding or acquiring a desirable business opportunity, given the limited funds that are expected to be available for acquisitions, or that any acquisition that occurs will be on terms that are favorable to Village or its stockholders.

Village's search will be directed toward small and medium-sized enterprises which have a desire to become public corporations and which are able to satisfy, or anticipate in the reasonably near future being able to satisfy, the minimum asset requirements in order to qualify shares for trading on NASDAQ or on a stock exchange

Village anticipates that the business opportunities presented to it will:
   - be recently organized with no operating history, or a history of losses attributable to under-capitalization or other factors;
   -    be experiencing financial or operating difficulties; (
   - be in need of funds to develop a new product or service or to expand into a new market;
   -   be relying upon an untested product or marketing concept;
or
   -    have a combination of the characteristics mentioned above.

Village intends to concentrate our acquisition efforts on properties or businesses that we believe to be undervalued. Given the above factors, investors should expect that any acquisition candidate may have a history of losses or low profitability. Village does not propose to restrict its search for investment opportunities to any particular geographical area or industry, and may, therefore, engage in essentially any business, to the extent of its limited resources. This includes industries such as service, finance, natural resources, manufacturing, high technology, product development, medical, communications and others.

Village's discretion in the selection of business opportunities is unrestricted, subject to the availability of such opportunities, economic conditions, and other factors. As a consequence of this registration of its securities, any entity, which has an interest in being acquired by, or merging into Village, is expected to be an entity that desires to become a public company and establish a public trading market for its securities. In connection with such a merger or acquisition, it is highly likely that an amount of stock constituting control of Village would be issued by Village.

Depending upon the nature of the transaction, the current officers and directors of Village may resign their management position with Village in connection with Village's acquisition of a business opportunity.

In the event of such a resignation, Village's current management would not have any control over the conduct of Village's business following Village's combination with a business opportunity. We anticipated that business opportunities will come to Village's attention from various sources, including its officer and director, its other stockholders, professional advisors such as attorneys and accountants, securities broker-dealers, venture capitalists, members of the financial community, and others who may present unsolicited proposals.

Village has no plans, understandings, agreements, or commitments with any individual for such person to act as a finder of opportunities for Village. Village does not foresee that it would enter into a merger or acquisition transaction with any business with which its officers
or directors are currently affiliated.   Should Village determine in
the future, contrary to the foregoing expectations, that a transaction with an affiliate would be in the best interests of Village and its stockholders, Village is in general permitted by Florida law to enter into such a transaction if:

   - The material facts as to the relationship or interest of the affiliate and as to the contract or transaction are disclosed or are known to the Board of Directors, and the Board in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum; or

   - The material facts as to the relationship or interest of the affiliate and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

   - The contract or transaction is fair as to Village as of the time it is authorized, approved or ratified, by the Board of Directors or the stockholders.

Investigation and Selection of Business Opportunities

To a large extent, our management may make a decision to participate in a specific business opportunity upon management's analysis of the quality of the other company's management and personnel, the anticipated acceptability of new products or marketing concepts, the merit of technological changes, the perceived benefit Village will derive from becoming a publicly held entity, and numerous other factors which are difficult, if not impossible, to analyze through the application of any objective criteria.

In many instances, we anticipate that the historical operations of a specific business opportunity may not necessarily be indicative of the potential for the future because of the possible need to shift marketing approaches substantially, expand significantly, change product emphasis, change or substantially augment management, or make other changes. Village will be dependent upon the owners of a business opportunity to identify any such problems which may exist and to implement, or be primarily responsible for the implementation of, required changes.

Because Village may participate in a business opportunity with a newly organized firm or with a firm which is entering a new phase of growth, we should emphasized that Village will incur further risks, because management in many instances will not have proved its abilities or effectiveness, the eventual market for such company's products or services will likely not be established, and such company may not be profitable when acquired.

We anticipate that Village will not be able to diversify, but will essentially be limited to one such venture because of Village's limited financing. This lack of diversification will not permit Village to offset potential losses from one business opportunity against profits from another, and should be considered an adverse factor affecting any decision to purchase Village's securities. It is emphasized that management of Village may effect transactions having a potentially adverse impact upon Village's shareholders pursuant to the authority and discretion of Village's management to complete acquisitions without submitting any proposal to the stockholders for their consideration.

Although there are no current plans to do so, Village's management might hire an outside consultant to assist in the investigation and selection of business opportunities, and might pay a finder's fee. Since Village's management has no current plans to use any outside consultants or advisors to assist in the investigation and selection of business opportunities, no policies have been adopted regarding use of such consultants or advisors, the criteria to be used in selecting such consultants or advisors, the services to be provided, the term of service, or regarding the total amount of fees that may be paid. However, because of the limited resources of Village, it is likely that any such fee Village agrees to pay would be paid in stock and not in cash. Otherwise, Village anticipates that it will consider, among other things, the following factors:

   - Potential for growth and profitability, indicated by new technology, anticipated market expansion, or new products;

   - Village's perception of how any particular business opportunity will be received by the investment community and by Village's stockholders;

   - Whether, following the business combination, the financial condition of the business opportunity would be, or would have a significant prospect in the foreseeable future of becoming sufficient to enable the securities of Village to qualify for listing on an exchange or on a Village automated securities quotation system, such as NASDAQ, so as to permit the trading of such securities to be exempt from the requirements of a Rule 15g-9 adopted by the Securities and Exchange Commission.

   - Capital requirements and anticipated availability of required funds, to be provided by Village or from operations, through the sale of additional securities, through joint ventures or similar arrangements, or from other sources;

   - The extent to which the business opportunity can be advanced;

   - Competitive position as compared to other companies of similar size and experience within the industry segment as well as within the industry as a whole;

   - Strength and diversity of existing management, or management prospects that are scheduled for recruitment;

    - The cost of participation by Village as compared to the perceived tangible and intangible values and potential; and

   - The accessibility of required management expertise, personnel, raw materials, services, professional assistance, and other required items. In regard to the possibility that the shares of Village would qualify for listing on NASDAQ, the current standards include the requirements that the issuer of the securities that are sought to be listed have total assets of at least $4,000,000 and total capital and surplus of at least $2,000,000, and proposals have recently been made to increase these qualifying amounts. Many, and perhaps most, of the business opportunities that might be potential candidates for a combination with Village would not satisfy the NASDAQ listing criteria. No one of the factors described above will be controlling in the selection of a business opportunity, and management will attempt to analyze all factors appropriate to each opportunity and make a determination based upon reasonable investigative measures and available data.

Potentially available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.
Potential investors must recognize that, because of Village's limited capital available for investigation and management's limited experience in business analysis, Village may not discover or adequately evaluate adverse facts about the opportunity to be acquired. Village is unable to predict when it may participate in a business opportunity. We expect, however, that the analysis of specific proposals and the selection of a business opportunity may take several months or more.

Prior to making a decision to participate in a business opportunity, Village will generally request that we be provided with written materials regarding the business opportunity containing such items as a description of products, services and company history; management resumes; financial information; available projections, with related assumptions upon which they are based; an explanation of proprietary products and services; evidence of existing patents, trademarks, or services marks, or rights thereto; present and proposed forms of compensation to management; a description of transactions between such company and its affiliates during relevant periods; a description of present and required facilities; an analysis of risks and competitive conditions; a financial plan of operation and estimated capital requirements; audited financial statements, or if they are not available, unaudited financial statements, together with reasonable assurances that audited financial statements would be able to be produced within a reasonable period of time not to exceed 60 days following completion of a merger transaction; and other information deemed relevant.

As part of Village's investigation, Village's officers and directors may meet personally with management and key personnel, may visit and inspect material facilities, obtain independent analysis or verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of Village's limited financial resources and
management expertise.   Our range of business opportunities that might
be available for consideration by Village could be limited by the impact of Securities and Exchange Commission regulations regarding purchase and sale of penny stocks. The regulations would affect, and possibly impair, any market that might develop in Village's securities until such time as they qualify for listing on NASDAQ or on another exchange which would make them exempt from applicability of the "penny stock" regulations.

Form of Acquisition

We cannot predict the manner in which Village may participate in a business opportunity. Specific business opportunities will be reviewed as well as the respective needs and desires of Village and the promoters of the opportunity and, upon the basis of that review and the relative negotiating strength of Village and such promoters, the legal structure or method deemed by management to be suitable will be selected. This structure may include, but is not limited to leases, purchase and sale agreements, licenses, joint ventures and other
contractual arrangements.   Village may act directly or indirectly
through an interest in a partnership, corporation or other form of organization.


It is anticipated that any new securities issued in any reorganization would be issued in reliance upon exemptions, if any are available, from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of the transaction, Village may agree to register such securities either at the time the transaction is consummated, or under certain conditions or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market that might develop in Village's securities may have a depressive effect upon such market. Village will participate in a business opportunity only after the negotiation and execution of a written agreement.

Although the terms of such agreement cannot be predicted, generally This type of an agreement would require specific representations and warranties by all of the parties thereto, specify certain events of default, detail the terms of closing and the conditions which must be satisfied by each of the parties thereto prior to such closing, outline the manner of bearing costs if the transaction is not closed, set forth remedies upon default, and include miscellaneous other terms. As a general matter, Village anticipates that it, and/or its officers and principal shareholders will enter into a letter of intent with the management, principals or owners of a prospective business opportunity prior to signing a binding agreement. This type of letter of intent will set forth the terms of the proposed acquisition but will not bind any of the parties to consummate the transaction.

Execution of a letter of intent will by no means indicate that consummation of an acquisition is probable. Neither Village nor any of the other parties to the letter of intent will be bound to consummate the acquisition unless and until a definitive agreement concerning the acquisition as described in the preceding paragraph is executed. Even after a definitive agreement is executed, it is possible that the acquisition would not be consummated should any party elect to exercise any right provided in the agreement to terminate it on specified grounds.

We anticipate that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others.

If we decide not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation would not be recoverable. Moreover, because many providers of goods and services require compensation at the time or soon after the goods and services are provided, the inability of Village to pay until an indeterminate future time may make it impossible to procure goods and services.

Investment Company Act and Other Regulation

Village may participate in a business opportunity by purchasing,
trading or selling the securities of such business.   Village does
not, however, intend to engage primarily in such activities.

Specifically, Village intends to conduct its activities so as to avoid being classified as an investment company under the Investment
Company Act of 1940, and therefore to avoid application of the costly and restrictive registration and other provisions of the Investment Act, and the regulations promulgated thereunder.

Section 3(a) of the Investment Act contains the definition of an investment company and it excludes any entity that does not engage primarily in the business of investing, reinvesting or trading in securities, or that does not engage in the business of investing, owning, holding or trading investment securities. Investment securities are defined as all securities other than government securities or securities of majority-owned subsidiaries the value of which exceeds 40% of the value of its total assets (excluding government securities, cash or cash items. Village intends to implement our business plan in a manner which will result in the availability of this exception from the definition of investment
company.    Consequently, Village's participation in a
business or opportunity through the purchase and sale of investment securities will be limited.

Village's plan of business may involve changes in our capital structure, management, control and business, especially if we
consummate a reorganization as discussed above.   Each of these areas is
regulated by the Investment Act, in order to protect purchasers of investment company securities. Since Village will not register as an investment company, stockholders will not be afforded these protections.

Any securities which Village might acquire in exchange for our common stock may be restricted securities within the meaning of the Securities Act of 1933. If Village elects to resell these securities, the sale cannot proceed unless a registration statement has been declared effective by the Securities and Exchange Commission or an exemption from registration is available.

Section 4(1) of the Act, which exempts sales of securities not involving a distribution, would in all likelihood be available to
permit a private sale.    Although the plan of operation does not
contemplate resale of securities acquired, if a sale were to be necessary, Village would be required to comply with the provisions of the Act to effect this resale. An acquisition made by Village may be in an industry which is regulated or licensed by federal, state or
local authorities.    Compliance with such regulations can be expected
to be a time-consuming and expensive process.

Competition.    Village expects to encounter substantial competition
in its efforts to locate attractive opportunities, primarily from business development companies, venture capital partnerships and corporations, venture capital affiliates of large industrial and financial companies, small investment companies, and wealthy individuals. Many of these entities will have significantly greater experience, resources and managerial capabilities than Village and will therefore be in a better position than Village to obtain access to attractive business opportunities. Village also will experience competition from other public blank check companies, many of which may have more funds available than does Village.

Employees.   Village is a development stage company and currently has
no employees. Management of Village expects to use consultants, attorneys and accountants as necessary, and does not anticipate a need to engage any full-time employees so long as it is seeking and
evaluating business opportunities.   The need for employees and their
availability will be addressed in connection with the decision whether or not to acquire or participate in specific business opportunities.

Reports to Security Holders.   We shall become subject to the
informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith will file reports and other
information with the Securities and Exchange Commission.   We have not
yet filed any reports with the Securities and Exchange Commission.

The reports and other information filed by us can be inspected and copied at the public reference facilities maintained by the Commission in Washington, D.C. and at the Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and the New York Regional Office, 7 World Trade Center, New York,
New York 10048.   Copies of such material can be obtained from the
Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates.

We will furnish to shareholders:
- an annual report containing financial information examined and reported upon by its certified public accountants;
- unaudited financial statements for each of the first three quarters of the fiscal year; and
- additional information concerning the business and operations of Village deemed appropriate by the Board of Directors.

                 PLAN OF OPERATION

We have not had any revenues since inception. Our sole objective is to acquire an interest in an operating business as a blank check company
described in SEC Rule 419.   We have funded our organizational costs
through a shareholder loan from our principal shareholder.

Our ability to continue as a going concern is dependent upon the
completion of this offering.   We anticipate further improvement of our
financial condition through the successful location of a suitable target business and consummation of a business combination.

In view of the limited amount of funds available to us until a merger is consummated, we may exhaust our limited financial resources before locating a merger or acquisition candidate.

All of our working capital needs subsequent to this offering will be attributable to the identification, evaluation and selection of a suitable target business and the structuring, negotiation and
consummation of a merger or acquisition.   We expect to satisfy these
working capital needs from the proceeds of this offering, which are not deposited into the escrow account established pursuant to Rule 419, and possible additional advances from our existing principal shareholder. Such funds are expected to satisfy our cash requirements during the next 18 months.

Our business operations related to identification, evaluation and selection of a suitable target business may be hampered by our limited resources.

Only $90,000 will be immediately available for our use after
application of the escrow provisions of SEC Rule 419.   These amounts
will not be sufficient to address the current deficiency of working capital that exists and will provide us only limited resources to use to search for a suitable target business.

We do not expect to purchase or sell any significant equipment, engage in product research or development and do not expect any significant changes in the number of employees.

                    MANAGEMENT

Officers and Directors. Pursuant to the Certificate of Incorporation, each Director shall serve until the annual meeting of the stockholders, or until his successor is elected and qualified. Village's basic philosophy mandates the inclusion of directors who will be representative of management, employees and the minority shareholders of Village. Directors may only be removed for "cause". The term of office of each officer of Village is at the pleasure of Village's
Board.   The term of office for each director is three years.

The principal executive officers and directors of Village are as follows:

Name                         Position                   Term(s) of
                                                          Office
Mark Stys, age 38            President/Director         Inception to
                                                          Present
Jack Augsback, age 56        Treasurer/Director          Inception to
                                                          Present
Carolyn Stys, age 36         Secretary/Director         Inception to
                                                          Present
Resumes:

Mark Stys.   Mr. Sts has been president and a director since
inception.   From April 199 to present, Mr. Stys has been a partner
and chief operating officer of Jack Augsback & Associates, an
investment banking firm.   From June 1998 to March 1999, Mr. Stys was
vice president and a trade for Coastal Securities, a brokerage firm.
From December 1993 to June 1998, Mr. Stys was vice president and a
trader at Fidelity Capital markets, a brokerage firm.   Mr. Stys was a
major in the United States Marine Corps from May 1944 to September
1993.   Mr.   Stys obtained a Bachelor of Science degree in history
from the United States Naval Academy in 1984.   He attended an
aviation safety manager course in 1992 at the Naval Postgraduate
School.   In 1993, Mr. Stys obtained a Master's degree in Management from Webster Unitersity.

Jack Augsback.   Mr. Augsback has been treasurer and a director of the
Company since inception.   For the last five years, Mr. Augsback has
been President and Chief Executive Officer of Jack Augsback &
Associates, Inc., Jack Augsback & Co., Inc. and Managing Partner of
Jack Augsback & Co. LLC.   These companies are all in the financial
consulting and investor relations business.  Since November 1999, Mr.
Augback has been an officer and director of Village II Acquisition
Corporation and Village III Acquisition Corporation, other blank check companies.

Mr. Augsback graduated from Miami University with a Bachelor of
Science degree in Economics.   He received a MBA in Quantivie
Economics from the Miami Graduate School of Business and MBAs in Finance and Economics from the St. Moritz University.

Carolyn Stys.  Mrs. Stys has been secretary and a director of Village
since inception.   From 1998 to present, Mrs. Stys has been director
of operations at Jack Augsback & Co, an investment banking firm.
From 1995 to 1997, Mrs. Stys worked as a business analyst at Fidelity
Investments, an investment firm.   From 1993 to 1995, Mrs. Stys worked
as a client service officer at State Street Bank & Trust.   Mrs. Stys
attended from Trinity College from 1982 to 1985 with an economic
concentration.   From 1995-1998, Mrs. Stys attended Northeastern




University with a marketing/systems concentration.   Since 1999, Mrs.
Stys has been attending the New York Institute of Finance in the
Securities Analysis Program.

Remuneration.   No remuneration has been paid since inception.

Board of Directors Compensation.    Members of the Board of Directors
will receive $250 per meeting if said Directors are not separately compensated by Village and will be required to attend a minimum of four meetings per fiscal year.  All expenses for meeting attendance or out of pocket expenses connected directly with their Board representation will be reimbursed by Village.  Director liability insurance may be provided to all members of the Board of Directors.  Village has not yet obtained such insurance and does not have any specifics for available
cost and coverage.   Village does not have a specific time frame to
obtain the insurance.   No differentiation is made in the compensation
of "outside directors" and those officers of Village serving in that capacity.

                   PRINCIPAL SHAREHOLDERS

There are currently 855,500 common shares outstanding. The following tabulates holdings of shares of Village by each person who, subject to the above, at the date of this prospectus, holds of record or is known by management to own beneficially more than 5.0% of the common shares and, in addition, by all directors and officers of Village individually and as a group


                     Number of shares                      Number of shares
Name and Address     currently owned(1)     Percentage    owned after offering    Percentage
Mark Stys(2)(3)            67,500                7.89%           0                    0%
Jack Augsback(4)(5)       552,500               64.56%           0                    0%
Carolyn Stys               15,000                1.75%           0                    0%

 (1)Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power, including the power to vote or direct the voting, and/or sole or shared investment power, including the power to dispose or direct the disposition, with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise.
Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned, subject to applicable unity property laws.
(2) Mr. Stys is married to Carolyn Stys.
(3) Mr. Stys is custodian of 15,000 common shares held by his minor children included in amount currently owned by Mr. Stys
(4)Includes 9,500 common shares owned by Jack Augsback as custodian for his grandchildren.
(5)Includes 150,000 common shares owned by Jack Augsback & Co., Ltd., a company controlled by Mr. Augsback and 245,000 common shares owned by Jack Augsback & Associates, Inc., a company controlled by Mr. Augsback.

               CERTAIN TRANSACTIONS

Jack Augsback provides office services to us that were valued at $100
for the period ended December 31, 1999.   Additionally, Mr. Augsback
paid $450 of organization expenses on our behalf during the period
ended December 31, 1999.   Mr. Augsback does not expect us to repay him
and we are not obligated to make this repayment.

           SHARES ELIGIBLE FOR FUTURE SALE

Village currently has 855,000 shares of common stock outstanding.
Of these, none of the common shares will be deemed to be restricted
Securities.   Other securities may be issued, in the future, in private
transactions pursuant to an exemption from the Securities Act. Rule 144 provides, in essence, that a person who has held restricted securities for a period of two years may sell every three months in a brokerage transaction or with a market maker an amount equal to the greater of 1% of Village's outstanding shares or the average weekly trading volume, if any, of the shares during the four calendar weeks preceding the sale.

The amount of restricted securities which a person who is not an
affiliate of Village may sell is not so limited.   Nonaffiliates may
each sell without limitation shares held for three years. Village will make application for the listing of its Shares in the over-the-counter market. Sales under Rule 144 may, in the future, depress the price of Village's Shares in the over-the-counter market, should a market
develop.   Prior to this offering there has been no public market for
the common stock of Village.   The effect, if any, of a public trading
market or the availability of shares for sale at prevailing market
prices cannot be predicted.   Nevertheless, sales of substantial
amounts of shares in the public market could adversely effect prevailing market prices.


          MARKET FOR REGISTRANT'S COMMON EQUITY AND
                  RELATED STOCKHOLDER MATTERS

Market Information.     Village's common stock is not listed in the
pink sheets or in the OTC Bulletin Board maintained by the NASD.

Holders.   The approximate number of holders of record of Village's no par value common stock, as of December 31, 1999 was 67.

Dividends.   Holders of Village's common stock are entitled to receive
such dividends as may be declared by its board of directors.

               DESCRIPTION OF SECURITIES

Village's articles of incorporation authorize us to issue up to 1000,000,000 common shares, no par value per common share and
50,000,000 preferred shares, no par value per preferred share.   There
are currently no preferred shares outstanding.   Village is in the
process of amending the Articles of Incorporation to allow the board of directors to determine the rights and preferences of each series of preferred shares authorized.

Common Stock.

Liquidation Rights.   Upon liquidation or dissolution, each outstanding
common share will be entitled to share equally in the assets of Sea Shell legally available for distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights.   There are no limitations or restrictions upon the
rights of the Board of Directors to declare dividends out of any funds legally available therefore. Village has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. The Board of Directors initially may follow a policy of retaining earnings, if any, to finance the future growth of Village. Accordingly, future dividends, if any, will depend upon, among other considerations, Village's need for working capital and its financial conditions at the time.

Voting Rights.   Holders of common shares of Village are entitled to
cast one vote for each share held at all shareholders meetings for all purposes.

Other Rights.   Common shares are not redeemable, have no conversion
rights and carry no preemptive or other rights to subscribe to or purchase additional common shares in the event of a subsequent offering.

Transfer Agent. Village shall act as our own transfer agent until after a successful merger or acquisition is consummated.

                       INDEMNIFICATION

Our Bylaws do not contain a provision entitling any director or executive officer to indemnification against liability under the Securities Act of 1933. The Nevada Revised Statutes allow a company to indemnify its officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances. Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the company. A determination may be made by the shareholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist. Provided the terms and conditions of these provisions under Nevada law are met, officers, directors, employees, and agents of the Company may be indemnified against any cost, loss, or expense arising out of any liability under the '33 Act. Insofar as indemnification for liabilities arising under the '33 Act may be permitted to directors, officers and controlling persons of the Company. Village has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.

                       LEGAL MATTERS

Certain legal matters with respect to the issuance of the securities offered hereby will be passed upon by J. M. Walker, Attorney-At-Law.

                       LEGAL PROCEEDINGS

Village is not involved in any legal proceedings as of the date of this prospectus.

                      ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement under the Act with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the Registration Statement, some parts are omitted in accordance with the Rules and Regulations of the Commission. For further information with respect to Village and the securities offered hereby, reference is made to the Registration Statement.
Copies of such materials may be examined without charge at, or obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Room 1024, telephone number 1-800-SEC-0330, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, at the Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and the New York Regional Office, 7 World Trade Center, New York, New York 10048.

We will voluntarily file periodic reports in the event its obligation to file such reports is suspended under Section 15(d) of the Exchange Act.

We will provide without charge to each person who receives a prospectus, upon written or oral request of such person, a copy of any of the information that was incorporated by reference in the prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Requests for copies of said documents should be directed to Mark Stys, President.

The Commission maintains a Web site -- //www.sec.gov -- that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.
No dealer, salesman, agent or any other person has been authorized to give any information or to make any representation other than those
contained in this prospectus.   If given or made, this information or
representation must not be relied on as having been authorized by Village or the underwriter, if an underwriter assists in the sale of
the securities.   This prospectus does not constitute an offer or a
solicitation by anyone to any person in any state, territory or possession of the United States in which the offer or solicitation is not authorized by the laws thereof, or to any person to whom it is unlawful to make such offer or solicitation.

Neither the delivery of this prospectus or any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in the affairs of Village since the date hereof.

                              EXPERTS

The audited financial statements included in this prospectus have been so included in reliance on the report of James E. Scheifley &
Associates, P.C., Certified Public Accountants, on the authority of such firm as experts in auditing and accounting.

                        INTERESTS OF NAMED
                        EXPERTS AND COUNSEL

Jody M. Walker, securities attorney for Village owns 25,000 common shares. The common shares are being registered in this offering.
These securities were issued as partial payment for services.

None of the other experts or counsel named in the prospectus are affiliated with Village.

                   FINANCIAL STATEMENTS

Index to Financial Statements

Independent Auditor's Report dated February 16, 2000
Balance Sheet dated December 31, 1999
Statement of Operations for the period from inception (November 23, 1999 to December 31, 1999
Statement of Changes in Stockholders' Equity from the period from inception (November 23, 1999) to December 31, 1999
Statements of Cash Flows For the period from inception (November 23,
1999) to December 31, 1999
Notes to Financial Statements

INDEPENDENT AUDITOR'S REPORT


Board of Directors and Shareholders
Village I Acquisition Corporation


We have audited the balance sheet of Village I Acquisition Corporation (a development stage company) as of December 31, 1999, and the related statements of operations, changes in stockholders' equity, and cash flows for the period from inception (November 23, 1999) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Village I Acquisition Corporation as of December 31, 1999, and the results of its operations and cash flows for the period from inception (November 23, 1999) to December 31, 1999, in conformity with generally accepted accounting principles.



                   	    James E. Scheifley & Associates, P.C.
                           Certified Public Accountants
Denver, Colorado
February 16, 2000

              Village I Acquisition Corporation
                (A Development Stage Company)
                        Balance Sheet
                      December 31, 1999

                           ASSETS
                                                               1999
Current assets:
      Total current assets                                   $     -
                                                             -------

Total assets                                                 $     -
                                                             =======
                    STOCKHOLDERS' EQUITY
Current liabilities:
      Total current liabilities                              $     -
                                                             -------
Commitments and contingencies (Note 3 )
Stockholders' equity:
 Preferred stock, no par value,
  50,000,000 shares authorized, no shares
  issued and outstanding                                           -
 Common stock, no par value,
  100,000,000 shares authorized, 855,000
  shares issued and outstanding                                  8,550
 Additional paid in capital                                        550
 Stock subscriptions receivable                                 (8,300)
 Unearned services                                                (250)
 (Deficit) accumulated during
  development stage                                                (550
                                                                -------
                                                                      -

Total Liabilities and Stockholders Equity                       $     -
                                                                -------


      See accompanying notes to financial statements.

                         Village I Acquisition Cororation
                           (A Development Stage Company)
                              Statement of Operations
      For the Period From Inception (November 23, 1999) to December 31, 1999

                                                            Period From
                                                            Inception To
                                                             December 31,
                                                                1999

Operating expenses:
  Organization costs                                        $       450
  Office expenses                                                   100
Total operating expenses                                            550
Net loss before income taxes                                       (550)
Provision for income taxes                                            -
                                                            -----------
Net (loss)                                                  $      (550)

                                                            ===========
Per share information:
 Basic and diluted (loss) per common share                  $         -
                                                            ===========

 Weighted average shares outstanding                            855,000
                                                            ===========





                 See accompanying notes to financial statements.

           Village I Acquisition Corporation
              (A Development Stage Company)
      Statement of Changes in Stockholders' Equity
For the Period From Inception (November 23, 1999) to December 31, 1999

                                                                             Deficit
                                                          Additional        Accumulated           Unpaid
                                     Common    Stock         Paid-in       During Develop-          Stock       Unearned
      ACTIVITY                       Shares    Amount       Capital          ment Stage        Subscriptions   Services   Total

Shares issued for cash
  December 1999 @ $.01              830,000     $  8,300     $   -            $     -             $ (8,300)  $    -       $    -

Shares issued for services
  December 1999 @ $.01               25,000          250                            -                 -           (250)        -

  Capital contribution by officer         -            -       550                  -                 -              -       550

Net (loss) for the period
 ended December 31, 1999                  -            -         -               (550)                -              -     (550)
                                  ---------     --------  --------          ---------         ---------       --------  --------
Balance, December 31, 1999          855,000     $  8,550  $    550          $    (550)         $ (8,300)     $   (250)   $    -


    See accompanying notes to financial statements.

                        Village I Acquisition Corporation
                         (A Development Stage Company)
                            Statement of Cash Flows
For the Period From Inception (November 23, 1999) to December 31, 1999

                                                        Period From
                                                        Inception To
                                                         December 31,
                                                             1999
Net income (loss)                                       $      (550)
  Adjustments to reconcile net income to net
   cash provided by operating activities:
   Expenses paid by officer                                     550
  Total adjustments                                             550

   Net cash provided by (used in)
   operating activities                                           -

Increase (decrease) in cash                                       -

Cash and cash equivalents,
 beginning of period                                              -

Cash and cash equivalents,
 end of period                                             $      -





                See accompanying notes to financial statements.

                       Village I Acquisition Corporation
                        (A Development Stage Company)
                           Statement of Cash Flow
 For the Period From Inception (November 23, 1999) to December 31, 1999

                                                         Period From
                                                         Inception To
                                                         December 31,
                                                             1999
Supplemental cash flow information:
   Cash paid for interest                                 $     -
   Cash paid for income taxes                             $     -








               See accompanying notes to financial statements.

Village I Acquisition Corporation
Notes to Financial Statements
December 31, 1999


Note 1. Organization and Summary of Significant Accounting Policies. The Company was incorporated in Florida on November 23, 1999. The Company's activities to date have been limited to organization and capital formation. The Company has not chosen its principal business activity. The Company has chosen December 31st as the end of its fiscal year.

     Loss per share:
Basic Earnings per Share ("EPS") is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year. Diluted EPS is computed by dividing net income available to common stockholders by the weighted-average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrants. The effect of stock options on diluted EPS is determined through the application of the treasury stock method, whereby proceeds received by the Company based on assumed exercises are hypothetically used to repurchase the Company's common stock at the average market price during the period. Loss per share is unchanged on a diluted basis since the assumed exercise of common stock equivalents would have an anti-dilutive effect.

      Cash:
For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

     Estimates:
The preparation of the Company's financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates

     Fair value of financial instruments
The Company's short-term financial instruments consist of cash and cash equivalents and accounts payable. The carrying amounts of these financial instruments approximate fair value because of their short-term maturities. Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash. During the year the Company did not maintain cash deposits at financial institutions in excess of the $100,000 limit covered by the Federal Deposit Insurance Corporation. The Company does not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments

   Stock-based Compensation
The Company adopted Statement of Financial Accounting Standard No. 123 (FAS 123), Accounting for Stock-Based Compensation beginning with the Company's first quarter of 1996. Upon adoption of FAS 123, the Company continued to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB No. 25, Accounting for Stock Issued to Employees. Stock based compensation paid by the Company during the period ended December 31, 1999 is disclosed in Note 2.

New Accounting Pronouncements
SFAS No. 130, "Reporting Comprehensive Income", establishes guidelines for all items that are to be recognized under accounting standards as components of comprehensive income to be reported in the financial statements. The statement is effective for all periods beginning after December 15, 1997 and reclassification financial statements for earlier periods will be required for comparative purposes. To date, the Company has not engaged in transactions that would result in any significant difference between its reported net loss and comprehensive net loss as defined in the statement and therefore the reported net loss is equivalent to comprehensive net loss.

In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use ("SOP 98-1"). SOP 98-1 provides authoritative guidance on when internal-use software costs should be capitalized and when these costs should be expensed as incurred.

Effective in 1998, the Company adopted SOP 98-1, however the Company has not incurred costs to date that would require evaluation in accordance with the SOP.

Effective December 31, 1998, the Company adopted SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131"). SFAS 131 superseded SFAS No. 14, Financial Reporting for Segments of a Business Enterprise. SFAS 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. SFAS 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. The adoption of SFAS 131 did not affect results of operations or financial position. To date, the Company has not operated in any planned business activity.

Effective December 31, 1998, the Company adopted the provisions of SFAS No. 132, Employers' Disclosures about Pensions and Other Post-retirement Benefits ("SFAS 132"). SFAS 132 supersedes the disclosure requirements in SFAS No. 87, Employers' Accounting for Pensions, and SFAS No. 106, Employers' Accounting for Post-retirement Benefits Other Than Pensions. The overall objective of SFAS 132 is to improve and standardize disclosures about pensions and other post-retirement benefits and to make the required information more understandable. The adoption of SFAS 132 did not affect results of operations or financial position.

The Company has not initiated benefit plans to date that would require disclosure under the statement.

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"), which is required to be adopted in years beginning after June 15, 1999. SFAS 133 will require the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. The Company has not yet determined what the effect of SFAS 133 will be on earnings and the financial position of the Company, however it believes that it has not to date engaged in significant transactions encompassed by the statement.

During 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5 - Reporting on the Costs of Start-Up Activities. The statement is effective for fiscal years beginning after December 15, 1998 and requires that the cost of start-up activities, including organization costs be expensed as incurred. The Company adopted the statement upon its inception and has charged $450 of organization costs to expense during the period ended December 31, 1999.

Note 2.  Stockholders' Equity.

During December 1999, the Company issued an aggregate of 830,000 shares of its common stock to a limited group of investors for cash aggregating $8,300 in private sale transactions. The shares were sold at a price of $.01 per share. The Company had not received proceeds from the sale of the shares as of the date of these financial statements and had classified the stock subscriptions receivable there from as a reduction of stockholders' equity.

During December 1999 the Company agreed to issue 25,000 shares of its common stock as partial compensation to be paid to an attorney for future services. The fair value of the stock issued was based upon the price paid by the initial shareholders ($.01 per share). The Company has classified the prepaid expense as a reduction of stockholders' equity as the services were unearned as of December 31, 1999.

Additionally, an officer provides office services to the Company that were valued at $100 for the period ended December 31, 1999. Additionally, the officer paid $450 of organization expenses in behalf of the Company during the period ended December 31, 1999. The officer does not expect repayment of the expenses paid and the Company is not obligated to make such repayment, therefore, the Company has recorded the expenses as a contribution to its capital by the officer.

Note 3. Commitments and contingencies

The Company neither owns nor leases any real or personal property. An officer of the Company provides office services and the costs thereof are included in administrative expenses. The fair value of such costs has been estimated to be approximately $50 per month and have been reflected in the accompanying financial statements.

The officers and directors of the Company are involved in other business activities and may become involved in other business activities in the future. Such business activities may conflict with the activities of the Company. The Company has not formulated a policy for the resolution of any such conflicts that may arise.

Note 4. Income Taxes

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classifications of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. The Company had no significant deferred tax items arise during the period presented.

The Company has not provided for income taxes during the period ended December 31, 1999 as a result of an operating loss. The Company has a net operating loss carryforward at December 31, 1999 of approximately $550. The Company has fully reserved the deferred tax asset (approximately $85) that would arise from the loss carryforward since it is more likely than not that the Company will not sustain a level of operations that will provide sufficient taxable income to utilize the loss to reduce taxes in future periods.

Until           , 2000 (90 days after the date of the prospectus), all
persons effecting transactions in the registered securities, whether or not participating in the offering, may be required to deliver a
prospectus.   These persons are still obligated to deliver a prospectus
when they act as underwriters and when they sell their unsold allotments or subscriptions.

                             PART II
                INFORMATION NOT REQUIRED BY PROSPECTUS

Item 24.	Indemnification of Officers and Directors.
The By-Laws of Village provides that a director of the registrant shall have no personal liability to the Registrant or its stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (b) for acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of law, and (c) pursuant to Nevada law for any transaction from which the director derived an improper personal benefit.

Registrant's By-Laws exculpates and indemnifies the directors, officers, employees, and agents of the registrant from and against liabilities. Further the By-Laws also provides that the Registrant shall indemnify to the full extent permitted under Nevada law any director, officer employee or agent of Registrant who has served as a director, officer, employee or agent or the Registrant or, at the Registrant's request, has served as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

INDEMNIFICATION OF OFFICERS OR PERSONS CONTROLLING THE COMPANY FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, IS HELD TO BE AGAINST PUBLIC POLICY BY THE SECURITIES AND EXCHANGE COMMISSION AND IS THEREFORE UNENFORCEABLE.

Item 25.	Other Expenses of Issuance and Distribution.
Other expenses in connection with this offering which will be paid by Village are estimated to be substantially as follows:

                                                                            Amount
                                                                            Payable
Item                                                                       By Company
S.E.C. Registration Fees                                                    $  323.54
Printing and Engraving Fees                                                  2,500.00
Legal Fees                                                                  25,000.00
Accounting Fees and Expenses                                                 2,500.00
Miscellaneous                                                                2,500.00

Total                                                                      $32,823.54

The selling security holders will not pay any expenses in connection with the offering.

Item 26.	Recent Sales of Unregistered Securities.

During December 1999 and the first quarter of 2000, we issued an aggregate of 855,500 common shares at a price of $.01 per share for an aggregate of $8,555.

Jack Augsback                  147,500
Jo Ann Augsback                 15,000
Tammy L. Augsback                5,000
Authony Amrhein                  5,000
Timothy Augsback                 5,000
Terry L. Benavente               5,000
Jack Augsback as custodian
  For Javier C. Benavente        2,500
Jack Augsback as custodian
   Alexandria J. Benavente       2,500
Jack Augsback as custodian
   Jeremy J. Benavente           2,500
Patricia A. Kelly                5,000
Todd J. Amrhein                  5,000
Patrica A. Kelly as custodian
  For Jeffrey Kely               1,000
Patrica A. Kelly as custodian
  For Alicia Kelly               1,000
Edna Hockney                     5,000
Debra L. Shaw                    5,000
Debra L. Shaw as custodia
   For Sara Shaw                 1,000
Charito Augsback                 2,500
Jack Augsback as custodian
   For Donald Rodriguez            500

Jack Augsback as custodian
   Jennifer Ramos                  500
Jack Augsback as custodian
   Theresa Augsback                500
Jack Augsback as custodian
   For James Augsback              500
Janie Koch                       2,500
Jack Augsback & Co. Ltd.       150,000
Jack Augsback & Assoc., Inc.   245,000
Mark V. Stys                    52,500
Carolyn Stys                    15,000
Mark V. Stys as custodian for
   J. Robert Stys                5,000
Mark V. Stys as custodian for
   Matthew R. Stys               5,000
Mark V. Stys as custodian for
   Michael V. Stys               5,000
Cynthia Wilcox                     500
Michael Wilcox                     500
Cynthia Wilcox as custodian
   For Sara Wilcox                 500
Cynthia Wilcox as custodian
   For Lindsay Wilcox              500
Michele O'Neill                    500
Michele O'Neill as custodian
   For Nicholas O'Heill            500
Glenn O'Neill                      500
Anna Stys                          500
Gerald Stys                        500
Jeff Stys                          500
Patricia Kachinsky                 500
Robert Kachinsky                   500
Amy Alessi                         500
Nick Alessi                        500
Beth O'Brien                       500
Kevin O'Brien                      500
Lisa Hickey                        500
Lisa Hichey as custodian
  For Jake Hickey                  500
William Hickey                     500
Jean De Menton                  10,000
BMJ Partners                    10,000
JHS Associates, Inc.            20,000

Phillip Lewis                   50,000
Beverly Lewis                   10,000
Brandon Lewis                    5,000
Cheryl Lewis                     5,000
Cheryl Lewis as custodian
   For Dillon Lewis              2,000
Nancy Tomasetti                    500
Sandra Tomasetti                   500
Sandra Tomasetti as custodian
   For Laura Gaston                250
Laura Rabin Miller                 500
Laura Raybin Miller as custodian
   For Adam Raybin                 250
Barbara Levine                     250
Ellen Mulcahy                      500
Robert Mulcahy                     250
Beth Mulcahy                       250
Laura Raybin Miller as custodian
   For Raquel Grando               250
Laura Raybin Miller as custodian
   For Stacey Grando               250
Matthew Pirinea                    500
John Bergonzi                      250
Gerald Bergonzi                    250
Geraldine Bergonzi                 250
Gerald Bergonzi as custodian
   For Giancario Bergonzi          250
Cheri C. Simon                   5,000
Terri A. Messner                 5,000

These sales were made pursuant to an exemption from registration
pursuant to Section 505 of Regulation D.   Based on the relationship of
the investors to the officers and directors of Village, management represents that these sales were made to not more than 35
nonsophisticated investors.   No general solicitation was utilized.
The offering was approved and/or exempted by the required states and the appropriate Form D was filed with the Securities and Exchange Commission.

During December 1999, we agreed to issued 25,000 common shares to Jody Walker as partial payment of services valued at $.01 per common share
of $2,500.   This issuance was made pursuant to an exemption from
registration under Section 4(2) of the Securities Act of 1933.   These
issuance was made to a sophisticated investor who had an ongoing relationship with us.

Item 27.   Exhibit Index.

(1)               Not Applicable
(2)               Not Applicable
(3)               Articles of Incorporation dated November 23, 1999
(3.1)             Bylaws
(4)               Specimen certificate for common stock
(5)               Consent and Opinion of Jody M. Walker regarding
                  legality of securities registered under this
                  Registration Statement and to the
                  references to such attorney in the prospectus filed
                  as part of this Registration Statement
(6)               Not Applicable
(7)               Not Applicable
(8)               Not Applicable
(9)               Not Applicable
(10)              Not Applicable
(11)              Not Applicable
(12)              Not Applicable
(13)              Not Applicable
(14)              Not Applicable
(15)              Not Applicable
(16)              Not Applicable
(17)              Not Applicable
(18)              Not Applicable
(19)              Not Applicable
(20)              Not Applicable
(21)              Not Applicable
(22)              Not Applicable
(23)              Not Applicable
(24)              Consent of James E. Scheifley & Associates, P.C.
(25)              Not Applicable
(26)              Not Applicable
(27)              Financial Data Schedule
(28)              Not Applicable

Item 28.   Undertaking.
The undersigned registrant hereby undertakes:
(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the
information in the registration statement.   Notwithstanding the
foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation form the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, , the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any additional or changed material information on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act, we shall treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) to supplement the prospectus, after the end of the subscription period, to include the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities that the underwriters will purchase
and the terms of any later reoffering.   If the underwriters make any
public offering of the securities on terms different from those on the cover page of the prospecutus, we shall file a post-effective amendment to state the terms of such offering.

(c)  Not applicable.

(d) to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                    SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of West Palm Beach, State of Florida on the 18th day of March, 2000.
                                      Village I Acquisition Corporation

                                      /s/Mark Stys
                                        By: Mark Stys, President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature                  Capacity                   Date

/s/Mark Stys,       Principal Executive Officer      March 18, 2000
---------------            Director
Mark Stys
/s/ Jack Augsback    Principal Financial Officer     March 18, 2000
-------------------      Controller Director
Jack Augsback
/s/Carolyn Stys         Secretary/Director           March 18, 2000
---------------------
Carolyn Stys